Exhibit 99.1
Perimeter Solutions Reports Fourth Quarter 2023 Financial Results
February 22, 2024
2023 Fire Safety Revenue, Adjusted EBITDA, and Adjusted EBITDA margin roughly flat versus 2022, despite an almost 50% reduction in U.S. acres burned ex-Alaska
2023 Specialty Products’ financial results impacted by inventory destock activity throughout the year
Repurchased 6.3 million shares in Q4 at an average price of $4.21; new $100M repurchase authorized
Clayton, Missouri, February 22, 2024 – Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality specialty chemicals, today reported financial results for its fourth quarter, and full-year, ended December 31, 2023.
Full Year 2023 Results
•Full year net sales decreased 11% to $322.1 million, as compared to $360.5 million in the prior year.
•Fire Safety sales decreased less than 0.5% to $225.6 million, as compared to $226.6 million in the prior year.
•Specialty Products sales decreased 28% to $96.6 million, as compared to $133.9 million in the prior year.
•Full year net income was $67.5 million, or $0.41 per diluted share, a decrease of $24.3 million from $91.8 million, or $0.52 per diluted share in the prior year.
•Full year adjusted EBITDA decreased 23% to $96.8 million, as compared to $125.4 million in the prior year.
•Fire Safety Adjusted EBITDA decreased 1% to $76.2 million, as compared to $77.4 million in the prior year.
•Specialty Products Adjusted EBITDA decreased 57% to $20.6 million, as compared to $48.0 million in the prior year.
Fourth Quarter 2023 Results
•Net sales increased 44% to $59.5 million in the fourth quarter, as compared to $41.3 million in the prior year quarter.
•Fire Safety sales increased 81% to $35.4 million, as compared to $19.6 million in the prior year quarter.
•Specialty Products sales increased 11% to $24.1 million, as compared to $21.7 million in the prior year quarter.
•Net loss during the fourth quarter was $13.2 million, or $(0.09) per diluted share, a decrease of $47.2 million from a loss of $60.4 million, or $(0.38) per diluted share in the prior year quarter.
•Adjusted EBITDA increased 433% to $11.2 million in the fourth quarter, as compared to $2.1 million in the prior year quarter.
•Fire Safety Adjusted EBITDA increased to $7.0 million, as compared to $(3.9) million in the prior year quarter.
•Specialty Products Adjusted EBITDA decreased 30% to $4.2 million, as compared to $6.0 million in the prior year quarter.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, February 22, 2024 to discuss financial results for the fourth quarter 2023. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until March 23, 2024.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and specialty chemicals. The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of specialty chemicals, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$59,455	$41,273	$322,108	$360,505
Cost of goods sold	38,744	30,699	183,253	217,853
Gross profit	20,711	10,574	138,855	142,652
Operating expenses:
Selling, general and administrative expense	15,550	19,836	57,073	74,319
Amortization expense	13,753	13,710	55,065	55,105
Founders advisory fees - related party	325	36,724	(108,481)	(117,302)
Intangible impairment	—	—	40,738	—
Other operating expense	—	60	10	465
Total operating expenses	29,628	70,330	44,405	12,587
Operating (loss) income	(8,917)	(59,756)	94,450	130,065
Other expense (income):
Interest expense, net	10,440	10,003	41,378	42,585
Loss (gain) on contingent earn-out	—	336	(7,273)	(12,706)
Unrealized foreign currency (gain) loss	(2,411)	(5,279)	(1,655)	3,462
Other expense (income), net	388	317	417	(503)
Total other expense, net	8,417	5,377	32,867	32,838
(Loss) income before income taxes	(17,334)	(65,133)	61,583	97,227
Income tax benefit (expense)	4,093	4,774	5,903	(5,469)
Net (loss) income	(13,241)	(60,359)	67,486	91,758
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	10,626	16,090	5,761	(18,336)
Total comprehensive (loss) income	$(2,615)	$(44,269)	$73,247	$73,422
(Loss) earnings per share:
Basic	$(0.09)	$(0.38)	$0.44	$0.57
Diluted	$(0.09)	$(0.38)	$0.41	$0.52
Weighted average number of ordinary shares outstanding:
Basic	150,833,523	157,945,813	154,666,717	160,937,575
Diluted	150,833,523	157,945,813	166,452,022	175,079,941

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$47,276	$126,750
Accounts receivable, net	39,593	26,646
Inventories	145,652	142,961
Prepaid expenses and other current assets	18,493	12,165
Total current assets	251,014	308,522
Property, plant, and equipment, net	59,402	58,846
Operating lease right-of-use assets	16,339	18,582
Finance lease right-of-use assets, net	6,064	—
Goodwill	1,036,279	1,031,460
Customer lists, net	674,786	710,329
Technology and patents, net	180,653	232,818
Tradenames, net	89,568	94,293
Other assets	1,317	1,766
Total assets	$2,315,422	$2,456,616
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$21,639	$36,794
Accrued expenses and other current liabilities	30,710	32,705
Founders advisory fees payable - related party	2,702	4,655
Total current liabilities	55,051	74,154
Long-term debt, net	666,494	665,280
Operating lease liabilities, net of current portion	14,908	15,484
Finance lease liabilities, net of current portion	5,547	—
Deferred income taxes	253,454	278,270
Founders advisory fees payable - related party	56,917	170,718
Redeemable preferred shares	105,799	101,279
Redeemable preferred shares - related party	2,764	3,209
Other non-current liabilities	2,193	9,322
Total liabilities	1,163,127	1,317,716
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share; 4,000,000,000 shares authorized; 165,066,195 and 163,234,542 shares issued; 146,451,005 and 156,797,806 shares outstanding at December 31, 2023 and 2022, respectively	165,067	163,235
Treasury shares, at cost; 18,615,190 and 6,436,736 shares at December 31, 2023 and 2022, respectively	(113,407)	(49,341)
Additional paid-in capital	1,701,163	1,698,781
Accumulated other comprehensive loss	(19,710)	(25,471)
Accumulated deficit	(580,818)	(648,304)
Total shareholders' equity	1,152,295	1,138,900
Total liabilities and shareholders' equity	$2,315,422	$2,456,616

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$67,486	$91,758
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Founders advisory fees - related party (change in accounting fair value)	(108,481)	(117,302)
Depreciation and amortization expense	64,855	65,795
Interest and payment-in-kind on preferred shares	6,792	6,537
Share-based compensation	1,596	14,649
Non-cash lease expense	5,248	5,390
Deferred income taxes	(25,816)	(17,000)
Intangible impairment	40,738	—
Amortization of deferred financing costs	1,664	1,602
Amortization of acquisition related inventory step-up	—	24,796
Gain on contingent earn-out	(7,273)	(12,706)
Unrealized (gain) loss on foreign currency	(1,655)	3,462
Loss on disposal of assets	139	9
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(14,435)	(6,190)
Inventories	(2,044)	(61,934)
Prepaid expenses	1,014	1,922
Accounts payable	(15,335)	9,696
Deferred revenue	—	(383)
Income taxes payable, net	(3,498)	8,920
Accrued expenses and other current liabilities	(1,758)	(647)
Founders advisory fees - related party (cash settled)	(4,655)	(53,547)
Operating lease liabilities	(4,182)	(5,072)
Finance lease liabilities	(282)	—
Other liabilities	75	73
Net cash provided by (used in) operating activities	193	(40,172)
Cash flows from investing activities:
Purchase of property and equipment	(9,435)	(8,613)
Change in short-term investments	(5,459)	—
Purchase price adjustment under Business Combination Agreement	—	(1,638)
Net cash used in investing activities	(14,894)	(10,251)
Cash flows from financing activities:
Ordinary shares repurchased	(64,066)	(49,341)
Proceeds from exercise of warrants	—	529
Principal payments on finance lease obligations	(387)	—
Net cash used in financing activities	(64,453)	(48,812)
Effect of foreign currency on cash and cash equivalents	(320)	431
Net change in cash and cash equivalents	(79,474)	(98,804)
Cash and cash equivalents, beginning of period	126,750	225,554
Cash and cash equivalents, end of period	$47,276	$126,750
Supplemental disclosures of cash flow information:
Cash paid for interest	$37,005	$35,488
Cash paid for income taxes	$25,960	$13,488
Non-cash investing and financing activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$2,618	$19,568

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of Adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner. These items include (i) expenses related to the Business Combination, (ii) founder advisory fee expenses, (iii) stock compensation expense, (iv) non-cash impact of purchase accounting on the cost of inventory sold and intangible impairment and (v) unrealized foreign currency loss (gain). To supplement the Company's condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-U.S.GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
(Loss) income before income taxes	$(17,334)	$(65,133)	$61,583	$97,227
Depreciation and amortization	16,362	16,259	64,855	65,795
Interest and financing expense	10,440	10,003	41,378	42,585
Founders advisory fees - related party	325	36,724	(108,481)	(117,302)
Intangible impairment [1]	—	—	40,738	—
Non-recurring expenses [2]	2,104	2,097	4,046	6,885
Share-based compensation expense	1,726	7,098	1,596	14,649
Non-cash purchase accounting impact [3]	—	—	—	24,796
Loss (gain) on contingent earn-out	—	336	(7,273)	(12,706)
Unrealized foreign currency (gain) loss	(2,411)	(5,279)	(1,655)	3,462
Adjusted EBITDA	$11,212	$2,105	$96,787	$125,391
Net sales	$59,455	$41,273	$322,108	$360,505
____________________

(1)Represents the carrying value of technology underlying the contingent earn-out eligible fire retardant product acquired by the Company in May 2020 during the purchase of LaderaTech, Inc.
(2)Adjustment to reflect non-recurring expenses; severance costs and fees related to internal audit support.
(3)Represents the non-cash impact of purchase accounting on the cost of inventory sold in connection with the business combination with Perimeter Solutions. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.